EXHIBIT 23.1


The Board of Directors
Markel Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to the Company's adoption of Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES efffective December 31, 1993.


                                        /s/ KPMG PEAT MARWICK, LLP

Richmond, Virginia
February 10, 1997